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                          INVESTMENT ADVISORY AGREEMENT
                           BETWEEN ATLAS ASSETS, INC.
                            AND ATLAS ADVISERS, INC.
                                   APPENDIX A
                            AS AMENDED March 1, 2002

                            *Atlas Money Market Fund
                       Atlas National Municipal Money Fund
                    (Formerly the Atlas Tax Free Money Fund);
                      Atlas California Municipal Money Fund
           (Formerly the Atlas California Double Tax Free Money Fund);
                         ATLAS U.S. TREASURY MONEY FUND

       ON THE PORTION OF                                     ANNUAL
DAILY TOTAL NET ASSET VALUE                                  RATE
Assets up to $500 million                                     .50%
Assets over $500 million                                      .475%

                       Atlas National Municipal Bond Fund
                   (Formerly the Atlas Tax Free Income Fund);
                      Atlas California Municipal Bond Fund
          (Formerly the Atlas California Double Tax Free Income Fund);
               ATLAS U.S. GOVERNMENT AND MORTGAGE SECURITIES FUND

        ON THE PORTION OF                                     ANNUAL
DAILY TOTAL NET ASSET VALUE                                   RATE
Assets up to $500 million                                     .55%
Assets over $500 million                                      .50%


                          Atlas Growth and Income Fund;
                              Atlas Balanced Fund;
                           ATLAS STRATEGIC GROWTH FUND

        ON THE PORTION OF                                     ANNUAL
DAILY TOTAL NET ASSET VALUE                                   RATE
Assets up to $100 million                                     .70%
Assets over $100 million
  and up to $500 million                                      .60%
Assets over $500 million                                      .50%

*New Fund

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                                *Atlas Value Fund
                            Atlas Global Growth Fund
                           ATLAS EMERGING GROWTH FUND

        ON THE PORTION OF                                     ANNUAL
DAILY TOTAL NET ASSET VALUE                                   RATE
Assets up to $100 million                                     .80%
Assets over $100 million
  and up to $500 million                                      .75%
Assets over $500 million                                      .70%


                           ATLAS STRATEGIC INCOME FUND

        ON THE PORTION OF                                     ANNUAL
DAILY TOTAL NET ASSET VALUE                                   RATE

Assets up to $100 million                                     .75%
Assets over $100 million
  and up to $500 million                                      .70%
Assets over $500 million                                      .65%

                              *Atlas Fund of Funds
                            ATLAS S&P 500 INDEX FUND

        ON THE PORTION OF                                     ANNUAL
DAILY TOTAL NET ASSET VALUE                                   RATE
Assets up to $500 million                                     .25%
Assets over $500 million                                      .23%

*New Fund

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